Exhibit 99.1

January 21, 2003

CONTACT:	BRIAN P. HOGGATT
CHIEF FINANCIAL OFFICER

GARY J. MALLOY RESIGNS FROM BOARD OF DIRECTORS

Leonard L. Eishen, President/CEO of Sturgis Bancorp, Inc. today announced that effective on January 16, 2003, Director Gary J. Malloy resigned from the Board of Directors of Sturgis Bancorp, Inc. and its subsidiary, Sturgis Bank & Trust Company for personal reasons. Dr. Philip G. Ward, retired President of Glen Oaks Community College, has replaced him on the Audit Committee. Dr. Ward has been a Director with the Bank since 1988.

FOR STURGIS BANK & TRUST COMPANY UPDATES, VISIT
WWW.STURGISBANK.COM